Exhibit 99.3

                                                                   EXELON [LOGO]
--------------------------------------------------------------------------------

Exelon Corporation                                   www.exeloncorp.com
P.O. Box 805379
Chicago, IL 60680-5379

November 4, 2002

Note to Exelon's Financial Community:

      Exelon Generation Completes Acquisition of Sithe New England Holdings

On Friday, November 1, Exelon Generation announced the completion of its acquisition of Sithe New England Holdings, LLC (SNEH), a subsidiary of Sithe Energies, Inc. (Sithe), in exchange for a $543 million note, plus project debt of $1.15 billion. In addition to this transaction, Exelon and Sithe's other shareholders are contemplating additional transactions to restructure the original Sithe transaction. The completion of the SNEH transaction and the acquisition of the remaining ownership of Sithe Energies are already incorporated in Exelon's earnings guidance for 2002 and 2003.

                    Sithe Assets Included in the Transaction

The facilities covered under the transaction include Sithe's New England plants in operation and in various stages of construction. The plants are fossil fueled, utilizing a combination of fuel oil and natural gas. Table 1 shows a listing of the plants and some of their operating characteristics. Also included in the acquisition is Sithe Power Marketing, LP, a New York-based power marketing operation that will now become Exelon New England Power Marketing, LP, headquartered in Kennett Square, Pa.

The units under construction are being built by Raytheon under a turn-key contract. Raytheon has indicated that December 2002 is the projected on-line date for the plants under construction, Mystic 8 & 9 and ForeRiver, but has suggested that there will likely be further delays into 2003. The original start-up dates for these plants were in spring 2002. Liquidated damages, as a result of the construction delays, are being paid on a monthly basis by Raytheon largely though a netting against their construction bills.

                       Exelon's Position Relative to Sithe

Exelon has been a 49.9 percent owner of Sithe since December 2000. The initial investment in Sithe Energies was $697 million. In connection with the original investment, Exelon and Sithe's other shareholders executed a Put and Call Agreement (PCA) that gives Exelon the right to purchase (Call) the remaining
50.1 percent of Sithe,  and gave the other Sithe  shareholders the right to sell
(Put) to Exelon at the current Fair Market Value of the Sithe shares subject to floor and ceiling prices. If the put option is exercised, Exelon does have the obligation to complete the purchase. The PCA, which remains in effect, provides that the put and call options become exercisable as of December 18, 2002 and for three years thereafter.

The SNEH transaction is an acquisition of assets from Sithe separate from the original PCA. Exelon Generation continues to own 49.9 percent of Sithe Energies. If no other restructuring transactions take place, the original Put and Call may still be exercised.

If the other contemplated transactions take place and the restructuring is completed, the benefits to Exelon are expected to be as follows:

o Enables the acquisition of only the assets in the Sithe portfolio that fit Exelon's strategy rather than acquiring the whole company and divesting non-strategic assets in subsequent transactions.

o Reduces the size of the transaction and the amount of Exelon debt required to finance the acquisition.

o In addition to the economic and operating reasons, the restructured transaction would allow Exelon to integrate the Sithe assets in a tax-efficient manner.

                      Financial Impact of Sithe Investment

For financial planning purposes, it is assumed Exelon Generation acquires the remaining 50.1 percent of Sithe pursuant to the PCA in June 2003. Efforts continue to restructure the PCA, but there is no certainty the remaining transactions will be executed. The potential restructured transaction would include the already completed acquisition of Sithe New England Holdings and other contemplated transactions.

The impact of the SNEH acquisition as well as any additional impacts of the restructuring transactions do not change the current Exelon earnings guidance with respect to Sithe in 2002 and 2003. Exelon's current earnings guidance includes approximately $0.05 per share dilutive impact from the Sithe investment in 2002 and $0.20-$0.25 per share dilutive impact in 2003. The actual earnings contribution in 2003 will be a function of the timing of the completion of the acquisition, the structure of the acquisition and wholesale market power prices.

The estimated balance sheet impact of the SNEH acquisition and the expected Put and Call base case is shown below. The two scenarios are not additive. If no other restructuring transactions take place, the Put and Call acquisition debt will replace the SNEH acquisition note, and the incremental project debt and recourse debt will be added. Cash flow from the Sithe investment is expected to be modestly positive in 2003.


Forecasted Balance Sheet Impact from Sithe Energies Investment
(in millions)
The original investment in Sithe Energies was $697 million financed with long-term debt at a cost of 6.95%.

Sithe New England Holdings Acquisition (alone):
Exelon Generation Note to Sithe Energies                       $       543
Project Debt                                                         1,150
                                                                  ---------
Total New Exelon Generation debt                               $     1,693
                                                                  =========

Put/Call Base Case (including SNEH):
Estimated Cash Consideration (debt financed)                   $       650
Project Debt                                                         1,600
Recourse Debt Assumption                                               450
                                                                  ---------
Total New Exelon Generation Debt                               $     2,700
                                                                  =========

                      Sithe Energies Investment Assumptions

o    The Put and Call is exercised on December 18, 2002.
o Required regulatory approval by the FERC is received, and the transaction closes on June 30, 2003.
o    Mystic 8 & 9 and ForeRiver go into operation on March 1, 2003.
o LNG for Mystic 8 & 9 and ForeRiver is supplied under a long-term contract with Distrigas.
o The Qualifying Facilities (QFs) are sold prior to the mid-2003 closing. (Exelon is not permitted to own QFs.)
o The plants included in the SNEH acquisition are uncontracted merchant plants. Observed average around-the-clock (ATC) price in NEPOOL in 2003 is $34 per MWH.
o Sithe's Independence plant, a QF, is under various long-term agreements with Dynegy. Earnings guidance reflects Dynegy's continued performance under these agreements. Additionally, current earnings guidance, excluding potential restructuring transactions, assumes that Independence will be restructured and retained by Exelon.


---------------------------------------------------------------------------------------------------------------
Table 1                                     Sithe     New         England       Plants
---------------------------------------------------------------------------------------------------------------
             Station                   Status       Capacity        Fuel       Heat Rate     2003 Projected
                                                     (MWs)                                   Capacity Factor
===============================================================================================================
ForeRiver                           Construction      807         Gas/Oil        6,850         > 70%
---------------------------------------------------------------------------------------------------------------
Mystic 8                            Construction      807           Gas          6,850         > 70%
---------------------------------------------------------------------------------------------------------------
Mystic 9                            Construction      807           Gas          6,850         > 50%
---------------------------------------------------------------------------------------------------------------
Total Merchant Under Construction                    2,421
---------------------------------------------------------------------------------------------------------------
Framingham 1                         Operating         13           Oil         13,500         < 5%
---------------------------------------------------------------------------------------------------------------
Framingham 2                         Operating         11           Oil         13,500         < 5%
---------------------------------------------------------------------------------------------------------------
Framingham 3                         Operating         13           Oil         13,500         < 5%
---------------------------------------------------------------------------------------------------------------
Mystic 4                             Operating        135           Oil          9,900         < 5%
---------------------------------------------------------------------------------------------------------------
Mystic 5                             Operating        130           Oil         10,200         < 5%
---------------------------------------------------------------------------------------------------------------
Mystic 6                             Operating        138           Oil         10,300         < 5%
---------------------------------------------------------------------------------------------------------------
Mystic 7                             Operating        592         Gas/Oil       10,400        30-40%
---------------------------------------------------------------------------------------------------------------
Mystic CT                            Operating         11           Oil         13,500         < 5%
---------------------------------------------------------------------------------------------------------------
New Boston 1                         Operating        380         Gas/Oil         N/A
---------------------------------------------------------------------------------------------------------------
New Boston 2                            Idle          380         Gas/Oil         N/A
---------------------------------------------------------------------------------------------------------------
New Boston 3                         Operating         20           Oil           N/A
---------------------------------------------------------------------------------------------------------------
West Medway 1                        Operating         55         Gas/Oil       13,500         < 5%
---------------------------------------------------------------------------------------------------------------
West Medway 2                        Operating         55         Gas/Oil       13,500         < 5%
---------------------------------------------------------------------------------------------------------------
West Medway 3                        Operating         55         Gas/Oil       13,500         < 5%
---------------------------------------------------------------------------------------------------------------
Wyman 4                              Operating         36           Oil         10,400         < 5%
---------------------------------------------------------------------------------------------------------------
Total Merchant in Operation                          2,024
---------------------------------------------------------------------------------------------------------------
                                     Total MWs       4,445
---------------------------------------------------------------------------------------------------------------

For additional information please contact me at (312) 394-7696 or Marybeth Flater at (312) 394-8354.



================================================================================


This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those factors discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Outlook" in Exelon's 2001 Annual Report and "Risk Factors" in Exelon Generation Company's Registration Statement on Form S-4, file number 333-85496. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

                                       ###

    Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues.
     The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately
  5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.